Exhibit 10.21

PLAYTIKA HOLDING CORP.

2020 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

Capitalized terms not specifically defined in this Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2020 Incentive Award Plan (as amended from time to time, the “Plan”) of Playtika Holding Corp. (the “Company”).

The Company hereby grants to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Exercise Price per Share:	[Insert Exercise Price]

Shares Subject to the Option:	[Insert Number of Options]

Final Expiration Date:	[Insert Tenth Anniversary of Grant Date]

Vesting Commencement Date:	[Insert Vesting Commencement Date]

Vesting Schedule:	[Insert Vesting Schedule]

Type of Option	☐ Non-Qualified Stock Option

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

PLAYTIKA HOLDING CORP.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:

EXHIBIT A

STOCK OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1 Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

ARTICLE II.

PERIOD OF EXERCISABILITY

2.1 Commencement of Exercisability. The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”), except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. The Option shall not be exercisable with respect to fractional Shares. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.

2.2 Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.3 Expiration of Option. Subject to Section 5.3 of the Plan, the Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a) The final expiration date in the Grant Notice; which shall in no event be more than ten (10) years from the Grant Date;

(b) Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;

(c) Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability;

(d) Except as the Administrator may otherwise approve, the date of Participant’s Termination of Service for Cause; and

(e) Except as otherwise provided in clauses (b) or (c) above, with respect to any unvested portion of the Option, the date that is thirty (30) days following Participant’s Termination of

Service by reason of Participant’s death or Disability, or such shorter period as may be determined by the Administrator.

ARTICLE III.

EXERCISE OF OPTION

3.1 Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option, unless it has been disposed of, with the consent of the Administrator, pursuant to a domestic relations order. After Participant’s death, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3 hereof, be exercised by the Participant’s Designated Beneficiary or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

3.2 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office, or such other place as may be determined by the Administrator, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3, except that the Option may only be exercised for whole Shares:

(a) An exercise notice in substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Administrator, which may be an electronic form) (the “Exercise Notice”) signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such Exercise Notice complying with all applicable rules established by the Administrator; and

(b) Subject to Section 5.5 of the Plan, full payment for the Shares with respect to which the Option or portion thereof is exercised, which payment may be made by Participant, by:

(i) Cash, wire transfer of immediately available funds or check, payable to the order of the Company; or

(ii) Surrender to or withholding by the Company of a net number of vested Shares issuable upon the exercise of the Option valued at their Fair Market Value; or

(iii) Delivery (either by actual delivery or attestation) of Shares owned by Participant valued at their Fair Market Value; or

(iv) If there is a public market for the Shares at the time of exercise, through the (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price, provided in either case, that such amount is paid to the Company at such time as may be required by the Administrator; or

(v) With the consent of the Administrator, any other form of payment permitted under Section 5.5 of the Plan; or

(vi) Any combination of the above permitted forms of payment; and

(c) Subject to Section 9.5 of the Plan, full payment for any applicable Tax Withholding Obligation (as defined below) as provided in Section 3.3 below; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

3.3 Taxes; Tax Withholding.

(a) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the Option to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting, exercise or settlement of the Option, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the Option (the “Tax Withholding Obligation”).

(b) Unless Participant elects to satisfy the Tax Withholding Obligation by some other means in accordance with Section 9.5 of the Plan, Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company to, and the Company shall, with respect to the Tax Withholding Obligation arising as a result of the vesting, exercise or settlement of the Option, withhold a net number of vested Shares otherwise issuable pursuant to the Option having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Related Entities with respect to the vesting, exercise or settlement of the Option.

(c) Subject to Section 9.5 of the Plan, the applicable Tax Withholding Obligation will be determined based on Participant’s Applicable Tax Withholding Rate. Participant’s “Applicable Tax Withholding Rate” shall mean (i) the greater of (A) the minimum applicable statutory tax withholding rate or (B) with the Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction; provided, further, that in no event shall Participant’s Applicable Tax Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); provided, however, that the number of Shares tendered or withheld, if applicable, pursuant to Section 3.3(b) shall be rounded up to the nearest whole Share sufficient to cover the applicable Tax Withholding Obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the Award under generally accepted accounting principles.

(d) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Related Entity takes with respect to any Tax Withholding Obligations that arise in connection with the Option. Neither the Company nor any Related Entity makes any representation or undertaking regarding the tax treatment to Participant in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Related Entities do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

(e) Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company and/or the Trustee or any of their agents.

ARTICLE IV.

PARTICIPANT REPRESENTATIONS

In connection with the award of the Option, Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares issuable upon exercise of the Options. Participant is acquiring these Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Participant acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Shares. Participant understands that the certificate evidencing the Shares may be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under Applicable Laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, ninety days thereafter (or such longer period as any market stand-off agreement may require) the Shares exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144.

(d) In the event that the Company does not qualify under Rule 701 at the time of purchase of the Shares, then the Shares may be resold in certain limited circumstances subject to the provisions of Rule 144.

(e) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

ARTICLE V.

OTHER PROVISIONS

5.1 Award Not Transferable; Other Restrictions. Without limiting the generality of any other provision hereof, the Award shall be subject to the restrictions on transferability set forth in Section 9.1 of the Plan. Without limiting the generality of any other provision hereof, the Participant hereby expressly acknowledges that Section 10.8 (“Lock-Up Period”) and Section 10.9 (“Right of First Refusal”) of the Plan

are expressly incorporated into this Agreement and are applicable to the Shares issued pursuant to this Agreement.

5.2 Restrictive Legends and Stop Transfer Orders.

(a) Legends. The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS, FORFEITURE PROVISIONS, TRANSFER RESTRICTIONS AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S), AS SET FORTH IN A RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH REPURCHASE RIGHTS, FORFEITURE PROVISIONS, TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d) Other Restrictions on Transfer. In addition to the limitations contained in Section 5.1 above and this Section 5.2, the Participant agrees and acknowledges that Participant will not transfer in any manner the Shares issued pursuant to this Agreement unless (i) the transfer is pursuant to an effective registration statement under the Securities Act or the rules and regulations in effect thereunder, or (ii) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.3 Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. Furthermore, if prior to the date of exercise of any portion of the Option, the Company shall have filed an amendment to the Company’s certificate of incorporation (the “Dual Stock Amendment”) altering the voting rights of shares of Common Stock that are not subject to the Option and resulting in two classes of Common Stock of the Company where (a) such classes differ only in the number of votes held by each share and are otherwise pari passu, and (b) one such class is (or will be) listed on a national securities exchange, the unexercised portion of the Option will become exercisable for the class of Common Stock listed on such national securities exchange at the time of such Dual Stock Amendment, provided that for such class of Common Stock each share retains the right for one vote in any meeting or resolution of the stockholders.

5.4 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

5.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.6 Conformity to Securities Laws. The Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended to the extent necessary to conform to such Applicable Laws.

5.7 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.8 Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of this Agreement and the Plan, including, without limitation, restrictions on the transferability of the Shares, the right of the Company to exercise its Right of First Refusal pursuant to Section 10.9 of the Plan, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements in accordance with the Plan. [This Agreement may be amended by the Company in accordance with Section 9.6 of the Plan.] [This Agreement may not be amended without the written consent of Participant and an authorized officer of the Company.]1

[1]	NTD: Applicable for executives only.

5.9 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.10 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

5.11 Rights as a Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares. The issuance of Shares under this Award to Participant shall be subject to Participant’s satisfaction of the conditions under Section 10.14 of the Plan and execution of a counterpart signature page or joinder agreeing to be subject to any stockholders agreement as the Administrator shall determine, including without limitation, that certain Equity Plan Stockholders Agreement adopted as of June 26, 2020 by the Company and the other parties thereto.

5.12 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Related Entity or interferes with or restricts in any way the rights of the Company and its Related Entities, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Related Entity and Participant.

5.13 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

5.14 Governing Law. The provisions of the Plan and all Awards made thereunder, including the Option, shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

5.15 [Certain Payments by the Company.

(a) Gross-Up Payment. Notwithstanding any other provision of any other plan, arrangement or agreement to the contrary, including, without limitation, the Plan, subject only to Section 5.15(b)(i) below, if it shall be determined that any Payment (as defined below) will be subject to the Excise Tax (as defined below), then Participant shall be entitled to receive an additional cash payment (the “Gross-Up Payment”) equal to the sum of the Excise Tax payable with respect to any Gross-Up Eligible Payment (as defined below) by Participant plus an amount such that, after payment by Participant of all taxes (and any interest or penalties imposed with respect to such taxes), including without limitation, any federal, state, local or foreign income or employment taxes (and any interest and penalties imposed with respect thereto) on the Gross-Up Payment and the Excise Tax imposed upon the Gross-Up Payment, but excluding any income taxes and penalties imposed on the Gross-Up Eligible Payment itself, Participant retains an amount of the Gross-Up Payment such that Participant is in the same after-tax position with respect to the Gross-Up Eligible Payment as if the Excise Tax had not been imposed. For purposes of determining the amount of the Gross-Up Payment (and the amount of the Gross-Up Eligible Payment that is an “excess parachute payment” within the meaning of Q&A 38 of Treasury Regulation Section 1.280G-1 and therefore determining what portion of the Gross-Up Eligible Payment is subject to the Excise Tax), notwithstanding anything to the contrary contained in Section 280G of the Code, the Participant’s “base amount” (within the meaning of Section 280G of the Code) first shall be allocated to any Payments to Participant that are not Gross-Up Eligible Payments (and not otherwise eligible for a tax gross-up under any other agreement between Participant and the Company or any Related Entity) (the “Non-Gross-Up Eligible Payments”) and, only after the exhaustion of such Non-Gross-Up Eligible Payments shall any portion of Participant’s base amount be allocated to the Gross-Up Eligible Payment. This analysis in the preceding sentence shall be recalculated each time a Payment becomes determinable.

(b) Determinations.

(i) Prior to the occurrence of any Change in Control, the Company’s independent accounting firm retained by the Company (the “Accounting Firm”) shall determine whether or not, a shareholder vote exemption is available under Q&A 6 of Section 280G of the Code. The Accounting Firm will provide written notice to Participant and the Company of such determination and any such determination by the Accounting Firm shall be binding upon the Company and Participant. If the determination by the Accounting Firm is that a shareholder vote exemption is available under Q&A 6 of Section 280G of the Code, the Company shall solicit such approval in a manner that complies with Q&A 7 of Section 280G of the Code, and the remainder of Section 5.15 of this Agreement shall no longer apply, and Participant will not be entitled to any Gross-Up Payment. If the determination by the Accounting Firm is that a shareholder vote exemption is not available under Q&A 6 of Section 280G of the Code, the remainder of Section 5.15 of this Agreement shall continue to apply, and Participant shall be entitled to the Gross-Up Payment in accordance with this Section 5.15. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

(ii) Subject to the provisions of Section 5.15(b)(i) above and Section 5.15(c) below, all determinations required to be made under this Section 5.15, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm. The Accounting Firm shall provide detailed supporting calculations to the Company and Participant within fifteen (15) business days of the receipt of notice from Participant that there has been a Payment or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the

“Underpayment”), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section 5.15(c) below and Participant is thereafter required by a taxing authority to make a payment of any Excise Tax as the result of an Underpayment, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for Participant’s benefit.

(c) Claims by Taxing Authority. Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment or that there has been an Underpayment. Such notification shall be given as soon as practicable, but no later than ten (10) business days after Participant is informed in writing of such claim. Participant shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Participant shall not pay such claim prior to the expiration of the 30-day period following the date on which Participant gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Participant in writing prior to the expiration of such period that the Company desires to contest such claim, Participant shall:

(i) give the Company any information reasonably requested by the Company relating to such claim;

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

(iii) cooperate with the Company in good faith in order to effectively contest such claim; and

(iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including any attorney’s fees and additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold Participant harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 5.15(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either pay the tax claimed to the appropriate taxing authority on Participant’s behalf and direct Participant to sue for a refund or to contest the claim in any permissible manner, and Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company pays such claim and directs Participant to sue for a refund, the Company shall indemnify and hold Participant harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further, that any extension of the statute of limitations relating to payment of taxes for any of Participant’s taxable years with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) Refunds. If, after the receipt by Participant of a Gross-Up Payment or payment by the Company of an amount on Participant’s behalf pursuant to Section 5.15(c) above, Participant becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, Participant shall (subject to the Company’s complying with the requirements of Section 5.15(c) above, if applicable) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by the Company of an amount on Participant’s behalf pursuant to Section 5.15(c) above, a determination is made that Participant shall not be entitled to any refund with respect to such claim and the Company does not notify Participant in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

(e) Payment of the Gross-Up Payment. Any Gross-Up Payment, as determined pursuant to this Section 5.15, shall be paid by the Company to Participant within ten (10) days of the receipt of the Accounting Firm’s determination that such a Gross-Up Payment is required; provided that the Gross-Up Payment shall in all events be paid no later than the end of Participant’s taxable year following Participant’s taxable year in which the Excise Tax (and any income or other related taxes or interest or penalties thereon) on a Gross-Up Eligible Payment is remitted to the Internal Revenue Service or any other applicable taxing authority or, in the case of amounts relating to a claim described in Section 5.15(c) above that does not result in the remittance of any federal, state, local, and foreign income, excise, social security, and other taxes, the calendar year in which the claim is finally settled or otherwise resolved. Notwithstanding any other provision of this Agreement, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for Participant’s benefit, all or any portion of any Gross-Up Payment, and Participant hereby consents to such withholding.

(f) Certain Definitions. The following terms shall have the following meanings for purposes of this Agreement:

(i) “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

(ii) “Gross-Up Eligible Payment” shall mean any Payment paid or payable pursuant to this Agreement or the Award.

(iii) “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for Participant’s benefit, whether paid or payable pursuant to the Plan or this Agreement or otherwise.]2

* * * * *

[2]	NTD: Applicable for U.S. Executives only.

EXHIBIT B

FORM OF EXERCISE NOTICE

Effective as of today,                 ,                 , the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase                  Shares of Playtika Holding Corp. (the “Company”) under and pursuant to the Playtika Holding Corp. 2020 Incentive Award Plan (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dated                 ,             (the “Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Agreement.

Grant Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$

Total Exercise Price:	$

Certificate to be issued in name of:

Cash Payment delivered herewith (if applicable):	$ (Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)

Type of Option:         ☒    Non-Qualified Stock Option

1. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Agreement. Participant agrees to abide by and be bound by their terms and conditions.

2. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3. Participant Representations. Participant hereby reaffirms the representations in Article IV of the Agreement as of the date hereof.

4. Further Instruments. Participant hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of this Agreement and the Plan, including, without limitation, restrictions on the transferability of the Shares, the right of the Company to exercise its Right of First Refusal pursuant to Section 10.9 of the Plan, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements in accordance with the Plan.

5. Notices. Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 5.4 of the Agreement.

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6. Entire Agreement. The Plan and Agreement are incorporated herein by reference. This Notice, the Plan and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

PLAYTIKA HOLDING CORP.	PARTICIPANT:

By:	By:

Print Name:	Print Name:

Title:

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